Exhibit 10.1

CRYSTAL DECISIONS STANDARDIZES ON

RIT'S PHYSICAL LAYER MANAGEMENT SOLUTION

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 Fastest-Growing Vendor in Business Intelligence to Use

PatchView™ to Manage Communications Infrastructure for

Headquarters and Branches Worldwide

Tel Aviv, Israel – November 12, 2003 – RiT Technologies (NASDAQ: RITT) the pioneer of intelligent physical layer solutions, today announced that Crystal Decisions, a privately held Palo Alto based company with more than 25 offices worldwide, has chosen RiT’s PatchView system as the basis for global upgrades of its communication network infrastructure.   Crystal Decisions is one of the fastest growing vendors in the Business Intelligence (BI) marketplace and a leading provider of enterprise reporting software.

Following a comprehensive eight-month evaluation process, Crystal Decisions has standardized on PatchView as the best Intelligent Physical Layer Management Solution on the market. Its data center houses all Crystal’s corporate data – intranet, ERP, CRM, and sales force automation (SFA) systems. The huge task of moving 300 servers from their previous location to their new 6,000 square foot data-center is made quicker and easier due to the new PatchView system.  Installation is ongoing at Crystal Decisions’ data-center headquarters in Vancouver, British Columbia.

“Like Crystal, RiT understands that information is everything,” said Henry Wilsenack, Director, Global Networking and Telecommunications, Crystal Decisions. “PatchView allowed us to save time and money, both in the speed of doing business and also our responsiveness to our Business Unit needs.  As we extend the technology throughout the enterprise, we are taking advantage of its remote management and planning capabilities for branches in San Francisco and Paris, with a substantial reduction in outsourcing expenses.”

Liam Galin, President and CEO of RiT, added, “We are pleased that Crystal Decisions, a recognized leader in Business Intelligence technology, considers us experts in Physical Layer Information. We look forward to working closely with Crystal’s IT teams to assure a smooth installation of the PatchView system, and to help it achieve all of the rapid return-of-investment benefits.”

PatchView is the market’s first and most comprehensive physical layer management solution. Installed in mission-critical networks throughout the world, the system utilizes intelligent patch panels, advanced scanners, and powerful management software to deliver comprehensive real-time network visibility. IT managers use this vital information to minimize downtime, prevent security breaches, and improve physical layer network planning.

About Crystal Decisions

Crystal Decisions, a privately held company, is a leading global provider of business intelligence software and services with more than 15 million licenses shipped. Since 1984, Crystal Decisions has powered winning organizations with one of the fastest ways for employees, partners and customers to access the information they need to make the best decisions and ultimately reduce costs and increase productivity. The Crystal brand is among the most trusted names in enterprise reporting and more than 360 Independent Software Vendors (ISVs) have standardized on Crystal Decisions' solutions. Headquartered in Palo Alto, Calif., Crystal Decisions has more than 25 offices worldwide and can be found on the Internet at www.crystaldecisions.com.

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer management solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity, and SMART Cabling™ System components for single-source, end-to-end structured cabling solutions.

PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, Alcatel, TELMEX, TELENOR, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions.

For more information, please visit our website: www.rittech.com

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Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk and other risks detailed from time to time in the Company’s filings with the Securities Exchange Commission.

 This press release is available at http://www.rittech.com/ and http://www.portfoliopr.com/.